                                        Communications World International, Inc.
                                                                        Form 8-K
                                                                     EXHIBIT 2.1

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                  BY AND AMONG


                          IAC ACQUISITION CORPORATION,


                         APPLICATION CONSULTANTS, INC.,


                    COMMUNICATIONS WORLD INTERNATIONAL, INC.


                                       AND


                               TIMOTHY L. MCCLUNG,


                               DARREN L. SCHAEFER,


                              WARREN SHAWN KISSMAN,


                                TIMOTHY L. WOODS


                                       AND


                            DENNIS J. JOHANNINGMEIER


                         DATED AS OF SEPTEMBER 30, 2000

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
1.    DEFINITIONS.................................................................................................1

   1.1   GENERAL DEFINITIONS......................................................................................1

2.    MERGER......................................................................................................5

   2.1   TERMS OF MERGER..........................................................................................5
      (a)   MERGER; SURVIVING COMPANY.............................................................................5
      (b)   THE EFFECTIVE DATE AND TIME...........................................................................6
   2.2   PURCHASE PRICE AND TERMS.................................................................................6
   2.3   MERGER CERTIFICATES......................................................................................6
   2.4   FURTHER ASSURANCES.......................................................................................6
   2.5   BONUS COMPENSATION.......................................................................................6
   2.6   WORKING CAPITAL ADJUSTMENT...............................................................................7
   2.7   WORKING CAPITAL ADVANCES.................................................................................7
   2.8   CONVERSION OF STOCK......................................................................................8

3.    REPRESENTATIONS AND WARRANTIES OF SELLER....................................................................8

   3.1   TRANSFER OF AND TITLE TO STOCK...........................................................................8
   3.2   ORGANIZATION; QUALIFICATION..............................................................................8
   3.3   AUTHORITY RELATIVE TO THIS AGREEMENT.....................................................................9
   3.4   CAPITALIZATION...........................................................................................9
   3.5   CONSENTS AND APPROVALS..................................................................................10
   3.6   NO VIOLATIONS...........................................................................................10
   3.7   TITLE TO AND CONDITION OF ASSETS AND PROPERTY...........................................................10
   3.8   INVENTORY...............................................................................................10
   3.9   DISTRIBUTORS AND SUPPLIERS..............................................................................10
   3.10     PRODUCT WARRANTIES...................................................................................11
   3.11     INVESTIGATION OR LITIGATION..........................................................................11
   3.12     TAXES................................................................................................11
   3.13     NO BROKERS...........................................................................................11
   3.14     ACCOUNTS.............................................................................................11
   3.15     INSURANCE............................................................................................12
   3.16     CONTRACTS; ORAL COMMITMENTS; DEFAULTS................................................................12
   3.17     CORPORATE MATTERS....................................................................................12
   3.18     PERMITS..............................................................................................12
   3.19     COMPLIANCE WITH LAWS.................................................................................12
   3.20     CORPORATE NAME.......................................................................................12
   3.21     DISCLOSURE...........................................................................................12
   3.22     EMPLOYEE MATTERS.....................................................................................13
   3.23     PLANS................................................................................................13
   3.24     TRANSACTIONS WITH AFFILIATES.........................................................................14
   3.25     FINANCIAL STATEMENTS.................................................................................14
   3.26     UNDISCLOSED LIABILITIES..............................................................................14
   3.27     LEASES...............................................................................................14
   3.28     REAL PROPERTY........................................................................................15
   3.29     ENVIRONMENTAL MATTERS................................................................................15
      (a)   COMPLIANCE GENERALLY.................................................................................15
      (b)   CLAIMS...............................................................................................15
      (c)   CERTAIN ENVIRONMENTAL LIABILITIES....................................................................15



                                      (i)

      (d)   OPERATIONS...........................................................................................15
      (e)   LIABILITY FOR OTHERS.................................................................................16
   3.30     INTELLECTUAL PROPERTY................................................................................16
   3.31     BANK ACCOUNTS AND POWERS OF ATTORNEY.................................................................16
   3.32     KNOWLEDGE OF SELLER..................................................................................17
   3.33     INSPECTION DOES NOT AFFECT WARRANTIES................................................................17
   3.34     RIGHTS AND ASSETS....................................................................................17
   3.35     ABSENCE OF CERTAIN CHANGES...........................................................................17
   3.36     BOOKS AND RECORDS....................................................................................18

4.    REPRESENTATIONS AND WARRANTIES OF PURCHASER................................................................18

   4.1   ORGANIZATION............................................................................................18
   4.2   AUTHORITY RELATIVE TO THIS AGREEMENT....................................................................19
   4.3   CONSENTS AND APPROVALS..................................................................................19
   4.4   NO BROKERS..............................................................................................19
   4.5   NO VIOLATIONS...........................................................................................19
   4.6   CWII COMMON STOCK.......................................................................................19

5.    ADDITIONAL AGREEMENTS......................................................................................20

   5.1   CONDUCT OF THE COMPANY..................................................................................20
   5.2   FORBEARANCES BY SELLER..................................................................................20
   5.3   NO SOLICITATION.........................................................................................21
   5.4   INVESTIGATION OF THE COMPANY............................................................................21
   5.5   AGREEMENT TO CONSUMMATE.................................................................................22
   5.6   APPROVAL OF THIRD PARTIES...............................................................................22
   5.7   AGREEMENT REGARDING BROKERS.............................................................................22
   5.8   NOTICE..................................................................................................22
   5.9   DISCLOSURE SCHEDULES....................................................................................23
   5.10     FILINGS..............................................................................................23
   5.11     TAXES................................................................................................23
   5.12     AUDITED FINANCIALS...................................................................................24
   5.13     REGISTRATION RIGHTS AGREEMENT........................................................................24
   5.14     OBSERVER RIGHTS......................................................................................24
   5.15     RELEASE OF SHARES OF CWII COMMON STOCK...............................................................24
   5.16     TAX TREATMENT........................................................................................25
   5.17     PERSONAL GUARANTIES..................................................................................25

6.    CONDITIONS PRECEDENT TO CLOSING............................................................................25

   6.1   GENERAL CONDITIONS......................................................................................25
      (a)   NO INJUNCTION........................................................................................25
      (b)   PROCEEDINGS..........................................................................................26
      (c)   NONCOMPETITION AGREEMENT.............................................................................26
   6.2   CONDITIONS TO CLOSING IN FAVOR OF SELLER................................................................26
      (a)   REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................................26
      (b)   PURCHASER'S OFFICERS' CERTIFICATE....................................................................26
      (c)   GOVERNMENTAL CONSENTS, AUTHORIZATIONS, ETC...........................................................26
      (d)   CLOSING CONSIDERATION................................................................................26
      (e)   WARRANT AGREEMENTS...................................................................................26
      (f)   OPINION OF COUNSEL...................................................................................26
      (g)   LITIGATION...........................................................................................27
      (h)   NO ADVERSE CHANGE....................................................................................27
      (i)   DELIVERY OF DOCUMENTS/ACCEPTANCE OF DISCLOSURE SCHEDULES.............................................27
      (j)   SELLER'S INVESTIGATION...............................................................................27
      (k)   APPROVAL.............................................................................................27



                                      (ii)

      (l)   CERTIFICATE OF AUTHORITIES...........................................................................27
      (m)   CERTIFICATE OF MERGER................................................................................27
      (n)   PLEDGE AGREEMENT.....................................................................................27
      (o)   OTHER MATTERS........................................................................................28
   6.3   CONDITIONS TO CLOSING IN FAVOR OF PURCHASER.............................................................28
      (a)   REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................28
      (b)   GOVERNMENTAL CONSENTS, AUTHORIZATIONS, ETC...........................................................28
      (c)   SHAREHOLDER RELEASE..................................................................................28
      (d)   SELLER'S CERTIFICATE.................................................................................28
      (e)   OPINION OF COUNSEL...................................................................................28
      (f)   LEGISLATION..........................................................................................28
      (g)   LITIGATION...........................................................................................28
      (h)   NO ADVERSE CHANGE....................................................................................29
      (i)   DELIVERY OF DOCUMENTS/ACCEPTANCE OF DISCLOSURE SCHEDULES.............................................29
      (j)   THIRD PARTY CONSENTS.................................................................................29
      (k)   PURCHASER'S INVESTIGATION............................................................................29
      (l)   APPROVAL.............................................................................................29
      (m)   CERTIFICATE OF AUTHORITIES...........................................................................29
      (n)   CORPORATE RECORDS AND BOOKS OF ACCOUNT...............................................................29
      (o)   BANK ACCOUNTS........................................................................................30
      (p)   CERTIFICATE OF MERGER................................................................................30
      (q)   SUBSCRIPTION AGREEMENT...............................................................................30
      (r)   PLEDGE AGREEMENT.....................................................................................30
      (s)   AFFILIATE DEBT.......................................................................................30
      (t)   OTHER MATTERS........................................................................................30

7.    CLOSING AND TERMINATION....................................................................................30

   7.1   CLOSING DATE............................................................................................30
   7.2   TERMINATION.............................................................................................30
   7.3   EFFECT OF TERMINATION...................................................................................31
   7.4   EXTENSION; WAIVER.......................................................................................31

8.    SURVIVAL AND INDEMNIFICATION...............................................................................31

   8.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................................................31
   8.2   INDEMNITY...............................................................................................32
   8.3   INDEMNITY...............................................................................................32
   8.4   INDEMNIFICATION NOTICE..................................................................................33
   8.5   LIMITATIONS OF LIABILITY................................................................................34

9.    GENERAL PROVISIONS AND OTHER AGREEMENTS....................................................................34

   9.1   NOTICES.................................................................................................34
   9.2   FEES AND EXPENSES.......................................................................................35
   9.3   INTERPRETATION..........................................................................................35
   9.4   COUNTERPARTS............................................................................................36
   9.5   MISCELLANEOUS...........................................................................................36
   9.6   PUBLICITY...............................................................................................36
   9.7   INVALID PROVISIONS......................................................................................36
   9.8   BINDING EFFECT..........................................................................................36
   9.9   CAPTIONS................................................................................................36
   9.10     ATTORNEYS' FEES......................................................................................36
   9.11     JURISDICTION AND VENUE...............................................................................37
   9.12     ASSIGNABILITY........................................................................................37
   9.13     ENTIRETY.............................................................................................37
   9.14     AMENDMENT............................................................................................37
   9.15     GOVERNING LAW........................................................................................37



                                     (iii)

LIST OF EXHIBITS

         Exhibit A - Form of Noncompetition Agreement
         Exhibit B - Form of Pledge Agreement
         Exhibit C - Form of Subscription Agreement
         Exhibit D - Form of Warrant Agreement
         Exhibit E - Form of Shareholder Release
         Exhibit F - Form of Opinion of Counsel for Seller
         Exhibit G - Form of Opinion of Counsel for Purchaser



LIST OF SCHEDULES

         Schedule 2.2              Allocation of Purchase Price
         Schedule 2.6              Closing Balance Sheet
         Schedule 3.4              Capitalization
         Schedule 3.5              Consents and Approvals
         Schedule 3.7              Title to and Condition of Assets and Property
         Schedule 3.8              Inventory
         Schedule 3.9              Distributors and Suppliers
         Schedule 3.10             Express Product Warranties and Guaranties
         Schedule 3.11             Investigation or Litigation
         Schedule 3.14             Accounts
         Schedule 3.15             Insurance
         Schedule 3.16             Contracts
         Schedule 3.18             Permits
         Schedule 3.22             Employee Matters
         Schedule 3.23             Employee Benefit Plans
         Schedule 3.24             Transactions with Affiliates
         Schedule 3.25             Financial Statements
         Schedule 3.27             Leases
         Schedule 3.28             Real Property
         Schedule 3.30             Intellectual Property
         Schedule 3.31             Bank Accounts and Powers of Attorney
         Schedule 3.35             Certain Changes



                                      (iv)

                        AGREEMENT AND PLAN OF MERGER AND
                                 REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made as of September 30, 2000, by and among IAC ACQUISITION CORPORATION, a Colorado corporation ("Purchaser"), COMMUNICATIONS WORLD INTERNATIONAL, INC., a Colorado corporation ("CWII"), APPLICATION CONSULTANTS, INC., a Colorado corporation (the "Company"), and TIMOTHY L. MCCLUNG, DARREN L. SCHAEFER, WARREN SHAWN KISSMAN, TIMOTHY L. WOODS and DENNIS J. JOHANNINGMEIER (the foregoing individuals, collectively, "Seller"), such individuals being all of the shareholders of the Company.

         In consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

1.       DEFINITIONS

         1.1 GENERAL DEFINITIONS. Unless otherwise stated in this Agreement, the following terms shall have the following meanings:

"ACCOUNTS": All accounts receivable of the Company and other rights of the Company to payment for services rendered, including, without limitation, those which are not evidenced by instruments or whether or not they have been earned by performance or have been written off or reserved against as a bad debt or doubtful account in any financial statement, together with all instruments representing any of the foregoing, and all rights, title, security and guaranties in favor of the Company with respect to any of the foregoing.

"AFFILIATE": Any Person that, directly or indirectly, controls, or is controlled by or under common control with, another Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

"BEST KNOWLEDGE": Those matters of which either the Company or Seller has or should have knowledge after (i) suitable inquiries of the appropriate responsible employees or agents of the Company or Seller, and (ii) a suitable review of appropriate corporate records and documents of the Company or Seller in such parties actual or constructive possession or to which it has access.

"CLOSING": As defined in Section 7.1 hereof.

"CLOSING BALANCE SHEET": As defined in Section 2.5 hereof.

"CLOSING DATE": As defined in Section 7.1 hereof.

"CODE": The Internal Revenue Code of 1986, as amended.



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 1

"CREDITOR SHAREHOLDERS": Warren Shawn Kissman, Timothy L. Woods and Dennis J. Johanningmeier.

"CURRENT ASSET VALUE": The Current Assets of the Company as of a specified date, less Current Liabilities of the Company as of a specified date.

"CURRENT ASSETS": The Company's current assets as of a specified date as determined on an accrual basis in accordance with GAAP, but excluding any assets which represent obligations owing from Seller or its Affiliates to the Company.

"CURRENT LIABILITIES": The Company's current liabilities as of a specified date as determined on an accrual basis in accordance with GAAP.

"CWII": Communications World International, Inc., a Colorado corporation.

"CWII COMMON STOCK": The Common Stock, no par value per share, of CWII.

"DISCLOSURE SCHEDULES": The package of Disclosure Schedules to this Agreement delivered by Seller to Purchaser prior to the date hereof (and subsequently supplemented and amended) which are approved by Purchaser and incorporated by reference to the Section of this Agreement to which each such schedule relates. The disclosure of an item in a Disclosure Schedule or under a heading in a Disclosure Schedule corresponding to that particular section or subsection of this Agreement shall not be deemed a disclosure under (i) any other item of such Disclosure Schedule, (ii) any other Disclosure Schedules or (iii) any other section or subsection thereof. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules hereto (other than an exception expressly set forth as such in the schedules in relation to a specifically identified representation or warranty), those in this Agreement shall control.

"NONCOMPETITION AGREEMENT": The Noncompetition Agreement substantially in the form of Exhibit "A" attached hereto.

"ENVIRONMENTAL REQUIREMENTS": All federal, state, foreign and local laws, statutes, codes, rules, regulations, ordinances, judgments, orders, decrees and the like of any Governmental Body, and all obligations concerning public health and safety, worker health and safety, or pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, Threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

"FINANCIAL STATEMENTS": As defined in Section 3.25 hereof.

"GAAP": Generally Accepted Accounting Principles.



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 2

"GOVERNMENTAL BODY": Any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

"INDEMNIFICATION CLAIM": As defined in Section 8.4 hereof.

"INDEMNIFICATION NOTICE": As defined in Section 8.4 hereof.

"INDEMNITOR": As defined in Section 8.4 hereof.

"INTELLECTUAL PROPERTY": All domestic and foreign patents, patent applications, registered trademarks and service marks owned by the Company, registered copyrights owned by the Company and computer software programs owned by or licensed to the Company.

"LIABILITIES" OR "LIABILITY": All claims, liabilities, debts, indebtedness and obligations, whether asserted or unasserted, absolute, liquidated, contingent, accrued or otherwise.

"LIEN": All mortgages, deeds of trust, claims, liens, security interests, pledges, leases, conditional sale contracts, rights of first refusal, options, charges, liabilities, obligations, agreements, easements, rights-of-way, powers of attorney, limitations, reservations, restrictions and other encumbrances of any kind.

"MATERIAL ADVERSE EFFECT": Any change (individually or in the aggregate) in the general affairs, management, business, goodwill, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that will or can reasonably be expected to result in a cost, expense, charge, Liability, loss of revenue or diminution in value equal to or greater than $10,000.00, in the case of the Company, or $100,000.00, in the case of Purchaser.

"MERGER": shall mean the merger of the Company with and into the Purchaser in a transaction qualifying as a tax-free reorganization under Section 368(a)(1)(A) of the Code.

"OBSERVER PERIOD": As defined in Section 5.14 hereof.

"OPERATIVE DOCUMENTS": All agreements, instruments, documents, schedules, exhibits and certificates executed and delivered by or on behalf of Seller, the Company or Purchaser at or before the Closing pursuant to this Agreement.

"OPINION OF PURCHASER'S COUNSEL": The Opinion of Counsel in the form of Exhibit "G" attached hereto.

"OPINION OF SELLER'S COUNSEL": The Opinion of Counsel in the form of Exhibit "F" attached hereto.

"ORDER": Any order, writ, injunction, decree, judgment, award or determination of any Governmental Body.



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 3

"PERMITS": All permits, authorizations, certificates, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses and other rights of every kind and character (a) under any (1) federal, state, local or foreign statute, ordinance or regulation,
(2) Order or (3) contract with any Governmental Body or (b) granted by any Governmental Body.

"PERSON": An individual, partnership, joint venture, corporation, company, limited liability company, bank, trust, unincorporated organization, Governmental Body or other entity or group.

"PLANS": As defined in Section 3.23 hereof.

"PLEDGE AGREEMENT": The Pledge Agreement in the form of Exhibit "B" attached hereto.

"PROCEEDING": Any action, order, claim, suit, proceeding, litigation, investigation, inquiry, review or notice.

"PURCHASE PRICE": As defined in Section 2.2 hereof.

"PURCHASER INDEMNITEES": As defined in Section 8.2 hereof.

"SELLER INDEMNITEES": As defined in Section 8.3 hereof.

"SHAREHOLDER RELEASE": The Shareholder Release in the form of Exhibit "E" attached hereto.

"STOCK": One Million (1,000,000) shares of common stock, no par value per share, of the Company, which shares represent all of the issued and outstanding shares of capital stock of the Company.

"SUBSCRIPTION AGREEMENT": The Subscription Agreement in the form of Exhibit "C" attached hereto.

"SUBSIDIARY" OR "SUBSIDIARIES": with respect to any corporation shall mean any other corporation of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors of such other corporation is at the time directly or indirectly owned or controlled by such first corporation, or by such first corporation and one or more of its Subsidiaries.

"SUMMARY PLAN DESCRIPTIONS": The summary plan descriptions and summary of material modifications that include the information required by Section 102(b) of the Employee Retirement Income Security Act of 1974, as amended, and that are written in a manner calculated to be understood by the average Plan participant, and that are sufficiently accurate and comprehensive to reasonably apprise such participants and beneficiaries of their rights and obligations under the Plans.

"SURVIVING CORPORATION": As defined in Section 2.1(a) hereof.



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 4

"TAXES": Any federal, state, local or foreign income, sales, excise, real or personal property or other taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including, without limitation, interest and penalties) imposed by any law, rule or regulation.

"THIRD PARTY CONSENTS": As defined in Section 5.6 hereof.

"THREATENED": Any matter or thing will be deemed to have been "Threatened" when used herein with respect to any party if that party has received notice, in writing, from the Person to whom the threat is attributable, or such Person's agents, which makes specific reference to and clearly identifies the matter or thing being threatened.

"THRESHOLD AMOUNT": As defined in Section 8.5(a) hereof.

"TRANSACTION" OR "TRANSACTIONS": The sale and purchase of the Stock and the performance of the other covenants and transactions described in this Agreement.

"TRANSACTION EXPENSES": The expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Transactions, including all fees and expenses of counsel and representatives.

"WARRANT AGREEMENT": The Warrant Agreement in the form attached hereto as Exhibit "D".

         Other defined terms shall have the meanings ascribed to such terms elsewhere herein.

2.       MERGER

         2.1 TERMS OF MERGER. Subject to the terms and conditions set forth herein, on the Closing Date, the Company shall be merged into Purchaser as described below.

                  (a) MERGER; SURVIVING COMPANY. In accordance with the applicable laws of the State of Colorado, upon the effectiveness of the Merger the separate existence of the Company shall thereupon cease, and Purchaser, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Colorado. The Surviving Corporation shall possess all of the rights, privileges, immunities, powers, franchises and authority, whether of a public or of a private nature, and be subject to all restrictions, disabilities and duties of each of the constituent corporations, and all the rights, privileges, immunities, powers, franchises and authority of each of the constituent corporations, and all assets and property of every description, real, personal, and mixed, and every interest therein, wherever located, and all debts or other obligations belonging or due to either of the constituent corporations on whatever account, as well as stock subscriptions and all other choses in action or every other interest of or belonging to each of such corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers, franchises and authority, and all other interests, shall be thereafter as effectually the property of the



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 5

         Surviving Corporation as they were of the constituent corporations; but all rights of creditors and all Liens upon any property of either of the constituent corporations shall be preserved unimpaired, and the Surviving Corporation shall be liable for the obligations of each of the constituent corporations and any claim existing, or action or proceeding pending, by or against either of the constituent corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

                  (b) THE EFFECTIVE DATE AND TIME. The Certificate of Merger shall be filed with and recorded by the Secretary of State of Colorado concurrently with the Closing, and the Merger shall be effective at midnight, local Denver time, on the date of such filings.

         2.2 PURCHASE PRICE AND TERMS. At the Closing, subject to the terms and conditions of this Agreement and in consideration of the Merger, Purchaser shall pay to Seller the sum of TWO MILLION SIX HUNDRED TWENTY FIVE THOUSAND and no/100 Dollars ($2,625,000.00) (the "Purchase Price"). The Purchase Price shall be paid at Closing by delivering to Seller at Closing (a) 1,750,000 restricted shares of CWII Common Stock, and (b) the Warrant Agreement representing the right to acquire 250,000 shares of CWII Common Stock. The certificates representing the shares of CWII Common Stock to be received at Closing shall contain a restrictive legend with respect to the requirements for the transfer thereof by Seller. Purchaser shall hold the certificates representing 250,000 of such shares of CWII Common Stock for the benefit of Seller pursuant to the Pledge Agreement, which shares shall serve as collateral to secure Seller's obligations set forth in this Agreement, and such shares shall be released to Seller according to the provisions set forth in Section 5.15 hereof. The Purchase Price shall be allocated among Seller in accordance with Schedule 2.2. Purchaser, the Company, Seller and CWII each acknowledge and agree that the consideration described in this Section 2.2, and the assumption by Purchaser by operation of law of the Company's liabilities described in the Closing Balance Sheet, is the exclusive consideration for the Merger.

         2.3 MERGER CERTIFICATES. At the Closing, in addition to such other instruments as shall be reasonably required in order to fully consummate the Merger, Seller and the Company shall deliver to Purchaser articles of merger, and such other documents, all in form and substance satisfactory to Purchaser and its legal counsel, as shall be necessary to consummate the Merger.

         2.4 FURTHER ASSURANCES. At the Closing, and at all times thereafter as may be reasonably necessary, Seller and the Company shall execute and deliver to Purchaser such instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser title of the type specified herein to the assets of the Company and to otherwise comply with the terms, purposes and intent of this Agreement.

         2.5 BONUS COMPENSATION. In satisfaction of the Company's obligations to the Creditor Shareholders with respect to bonus compensation, the Creditor Shareholders shall receive the working capital payments, if any, payable pursuant to Section 2.6 and Section 2.7 below. The working capital payments made pursuant to Section 2.6 and Section 2.7 below shall



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 6 be allocated among the Creditor Shareholders in accordance with Schedule 2.5. Additionally, CWII hereby agrees that the non-Creditor Shareholders may, within ninety (90) days after the Closing Date, by written notice to CWII, transfer Warrants from themselves to the Creditor Shareholders to the extent that the Sellers determine among themselves that the working capital payments are not sufficient to satisfy the Company's obligations with respect to bonus compensation.

         2.6 WORKING CAPITAL ADJUSTMENT. At Closing, Seller shall prepare and deliver to Purchaser a balance sheet of the Company as of the Closing Date prepared in accordance with GAAP (and for these purposes, GAAP shall include (i) all projects that have been completed but not billed, and (ii) all contracts under which the Company has the right as of Closing to bill for the materials provided thereunder), and in form and substance reasonably satisfactory to Purchaser (the "Closing Balance Sheet"). Within sixty (60) days following the Closing, Purchaser's independent certified public accountant shall make all adjustments to the Closing Balance Sheet determined to be necessary by the accountant and shall deliver a copy of the adjusted Closing Balance Sheet to Seller. Purchaser shall have the opportunity after Closing to review and make comments to the Closing Balance Sheet and shall have full and complete access to all work papers used by Seller in connection with the preparation thereof. If Seller disagrees with the adjusted Closing Balance Sheet prepared by Purchaser's accountant, Seller shall give written notice thereof to Purchaser within twenty
(20) business days after Seller's receipt of the adjusted Closing Balance Sheet, specifying in reasonable detail the nature and extent of such dispute. Ninety
(90) days after Closing, Purchaser shall pay the Creditor Shareholders the amount, if any, by which the Current Asset Value at Closing is positive (less any advances paid by Purchaser to the Creditor Shareholders pursuant to Section
2.7 below); provided, however, that the payment from Purchaser to the Creditor Shareholders pursuant to this Section 2.6 shall not exceed $289,963.02. Any such payment shall occur by a cash payment from Purchaser to the Creditor Shareholders. If Seller and Purchaser cannot resolve any dispute over the Closing Balance Sheet or any adjustment to the Purchase Price within forty-five
(45) days following the Closing, either Seller or Purchaser may request that the Denver office of any national accounting firm not regularly employed by Purchaser (or its Affiliates) or Seller resolve such dispute, with the decision of such accounting firm to be final and binding on the parties. The costs of such accounting firm shall be borne by the party that does not substantially prevail in the dispute. The Closing Balance Sheet available at Closing shall be attached hereto as Schedule 2.6 hereto and such attachment shall be revised to reflect any adjustments subsequently made thereto in accordance with this
Section 2.6.

         2.7 WORKING CAPITAL ADVANCES. Notwithstanding any provisions contained in Section 2.5 above to the contrary, prior to the final determination of the Closing Balance Sheet pursuant to Section 2.6 above, Purchaser shall advance to the Creditor Shareholders the following payments after the amount of Accounts contained on the Closing Balance Sheet set forth below beside such payment are actually collected by Purchaser:



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 7

                                                  Aggregate Amount of Collected Accounts
                           Payment                       on Closing Balance Sheet
                           -------                --------------------------------------
         1.                $ 50,000.00                        $  100,000.00

         2.                $ 50,000.00                        $  600,000.00

         3.                $ 50,000.00                        $1,000,000.00
                           -----------                        -------------

         Total             $150,000.00
         Payments          ===========

         If, after the Closing Balance Sheet is finally determined pursuant to
Section 2.6 above, the Current Asset Value at Closing is not positive by at least the amount advanced to the Creditor Shareholders under this Section 2.7, then the Sellers shall be jointly and severally obligated to reimburse Purchaser for the amount of such advances up to an amount equal to the lesser of (i) the amount by which such Current Asset Value at Closing is less than $150,000.00, and (ii) the aggregate amount of such advances.

         2.8 CONVERSION OF STOCK. As of the effective date and time of the Merger, each share of Stock issued and outstanding immediately prior to the effective date and time, and all rights in respect thereof, shall forthwith cease to exist and be converted into the right to receive 1.75 shares of CWII Common Stock and warrants to purchase 0.25 shares of CWII Common Stock in accordance with this Agreement and the Warrant Agreements.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller and the Company hereby jointly and severally represent and warrant to Purchaser that, except as set forth in the Disclosure Schedules, the following are true and correct as of the date of this Agreement and will be true and correct (without limitation) through the Closing Date, regardless of what investigations, if any, Purchaser shall have made prior hereto or prior to Closing; provided, however, that the representations and warranties set forth in Sections 3.1, 3.3, 3.4(b), 3.5 and 3.6 shall be made severally, and not jointly, to the extent that they relate to facts or circumstances pertaining only to a particular Seller:

         3.1 TRANSFER OF AND TITLE TO STOCK. Seller has good and marketable title to all shares of the Stock and is the sole record and beneficial owners thereof. Seller has the full legal right, power, capacity and authority to enter into this Agreement and transfer, convey and sell the Stock to Purchaser at Closing, and upon consummation of the Merger, Seller will transfer good and marketable title to the Stock, free and clear of all Liens.

         3.2 ORGANIZATION; QUALIFICATION. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation or existence, (b) has all requisite power and authority to own and lease all of the properties and assets it now owns



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 8 and leases and to carry on its businesses as now being conducted, and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

         3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company and Seller have full power and authority (corporate and otherwise) to execute, deliver and perform this Agreement (including, without limitation, execution, delivery and performance of the Operative Documents to which each of them is a party) and to consummate the Transactions. The execution and delivery by Seller and the Company of this Agreement and the Operative Documents, and the consummation of the Transactions, have been duly and validly authorized by the Company and Seller and no other actions on the part of the Company and Seller are necessary with respect thereto. This Agreement and the Operative Documents have been duly and validly executed and delivered by the Company and Seller, and constitute the legal, valid and binding obligations of Seller and the Company, enforceable against them in accordance with its terms. The Company will take all corporate action that is necessary for the Company to complete the Transactions pursuant to this Agreement.

         3.4 CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists solely of five million (5,000,000) shares of common stock, $0.01 par value per share, and one million (1,000,000) shares of preferred stock, with an unstated par value per share, of which One Million (1,000,00) shares of common stock and no (0) shares of preferred stock are issued and outstanding. As of the date hereof, the shares of Stock are the only shares of capital stock of the Company outstanding. All such outstanding shares of Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of the Company, pursuant to which the Company is or may become obligated to issue or exchange any share of capital stock. There is not now nor has there ever been any Person who holds shares of capital stock of the Company other than the Shareholders.

                  (b) Other than as set forth on Schedule 3.4 attached hereto, there is no outstanding subscription, option, warrant, call, right, agreement or commitment (including any right of conversion or exchange under any outstanding security or other instrument) entitling any person to purchase or otherwise acquire from Seller or the Company any capital stock of the Company or any security convertible into or exchangeable therefor, or any other right to acquire, any capital stock of the Company or relating to the issuance, sale, delivery or transfer of Stock by Seller or the Company. Other than as set forth on Schedule
         3.4 attached hereto, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its outstanding of the Company to repurchase, redeem or otherwise acquire any of its outstanding capital stock.



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 9

         3.5 CONSENTS AND APPROVALS. Except as set forth on Schedule 3.5, the execution, delivery and performance by Seller and the Company of this Agreement and the Operative Documents and the consummation of the Transactions by them requires no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body or other Person.

         3.6 NO VIOLATIONS. The execution, delivery and performance of this Agreement and the Operative Documents by Seller and the Company, the consummation by Seller and the Company of the Transactions and compliance by Seller and the Company with the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws of the Company, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss under any of the provisions of any note, bond, mortgage, indenture, license, trust, agreement, lease or other instrument or obligation to which Seller or the Company are a party or by which Seller or the Company may be bound, (c) result in the creation or imposition of any Lien on any of the property of Seller or the Company, (d) violate any Order, statute, rule or regulation applicable to Seller or the Company, or (e) violate any territorial restriction on the Company or Seller or any noncompetition or similar arrangement.

         3.7 TITLE TO AND CONDITION OF ASSETS AND PROPERTY. Except as specifically set forth on Schedule 3.7, the Company has good and marketable title to all its properties and assets (real and personal, tangible and intangible), such properties and assets are free and clear of all Liens, and such properties and assets are in good operating condition and a state of good maintenance and repair and are sufficient to conduct the Company's operations immediately prior to Closing in the ordinary course of business and consistent with past practices.

         3.8 INVENTORY. Except as set forth on Schedule 3.8, the Company has good title to all inventory reflected on the August 31, 2000 Financial Statements and all inventory purchased or created since the date of the August 31, 2000 Financial Statements (other than inventory disposed of since such date in the ordinary course of business consistent with past practices), free and clear of all Liens. The inventory is adequate for the conduct of the Company's operations. The inventory levels are not in excess of the normal operating requirements of the Company. The value at which the inventory is carried on the August 31, 2000 Financial Statements reflects the normal inventory policies of the Company and has been determined in accordance with generally accepted accounting principles. Except as set forth on Schedule 3.8, all inventory is or will be at Closing, located at the Company's offices at 8670 Wolff Court, Suite 250, Westminister, Colorado 80031 and 3101 E. 52nd Avenue, Denver, Colorado 80216. The Company is under no obligation to repurchase any inventory previously sold in connection with the operation of the Company.

         3.9 DISTRIBUTORS AND SUPPLIERS. Except as set forth on Schedule 3.9, the Company is not involved in any controversy with any of the distributors, customers, or suppliers of the Company. Schedule 3.9 lists all distributors, customers and suppliers which, as of date of the August 31, 2000 Financial Statements and for the period then ended, accounted for five percent (5%) or more of (i) the Company's revenues, and (ii) purchases of products, supplies, equipment or parts used exclusively in connection with the operation of the Company.



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 10

         3.10 PRODUCT WARRANTIES. Schedule 3.10 contains the forms of express product and service warranties and guaranties which have been used by the Company. Except as set forth on Schedule 3.10, the Company has not offered any materially different forms of express product warranties and guaranties. To the Company's and the Seller's Best Knowledge, no events have occurred or facts exist which could result in a material increase in such product warranty expenses.

         3.11 INVESTIGATION OR LITIGATION. Except as set forth on Schedule 3.11, there is no Proceeding pending or, to the Company's and the Seller's Best Knowledge, Threatened against, relating to or affecting the Company. The Company is not subject to any currently existing Proceeding by any Governmental Body. There is no basis for the assertion of any Proceeding by any Governmental Body or any Person regarding any violation of federal or state laws.

         3.12 TAXES. All Taxes that are due and payable by the Company, other than those presently payable without penalty or interest, have been timely paid, and the Company has timely filed (and, through the Closing Date, will timely file) all Tax reports and returns required by law to be filed by them. All such Tax reports and returns are true, complete and correct in all respects with regard to the Company for the periods covered thereby. The Company is not delinquent in the payment of any Tax. There is no Tax deficiency asserted against the Company, and there is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any of the Taxes of the Company or any violation of any Tax law that could be asserted by any taxing authority. There are no Tax Liens upon any properties or assets of the Company nor has notice been given of any event which could lead to any such Lien. No Internal Revenue Service, state or local audit, investigation or Proceeding of the Company is pending or Threatened, and the results of any completed audits are properly reflected in the Financial Statements. The Company has not granted any extension to any taxing authority of the limitation period during which any Tax Liability may be asserted. The Company has not committed any violation of any Tax laws. All monies required for the payment of Taxes not yet due and payable with respect to the operations of the Company through and including the Closing Date have been approved, reserved against and entered upon the books and the Closing Balance Sheet. All monies required to be withheld by the Company from employees, if any, independent contractors, or others or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by the Company to governmental agencies or set aside in accounts for such purpose have been approved, reserved against and entered upon the books and the Closing Balance Sheet.

         3.13 NO BROKERS. Seller has not employed any broker, agent, or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

         3.14 ACCOUNTS. Schedule 3.14 contains a complete and accurate list of all the Company's Accounts as of September 30, 2000, showing the name of each account debtor and the amount due from each by invoice number and date. All of such Accounts have arisen in the ordinary course of business for services rendered or products sold. Except as set forth on Schedule 3.14, there is no event or condition with respect to a specific customer that will cause such



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 11

Accounts to not be collected in full in due course without resort to litigation and such Accounts will not be subject to counterclaim or setoff.

         3.15 INSURANCE. All the insurance policies maintained by the Company are in full force and effect, all insurance premiums have been timely paid to date, and no such policy will be canceled prior to Closing. A description of the Company's insurance policies (including, without limitation, insurance providing benefits for employees) is attached hereto as Schedule 3.15. The insurance policies set forth on Schedule 3.15 provide adequate coverage, less deductibles, against the risks involved in the operation of the Company.

         3.16 CONTRACTS; ORAL COMMITMENTS; DEFAULTS. Schedule 3.16 sets forth a true and correct list of all contracts and agreements of the Company (or summaries of all oral commitments) and the Company has provided true, correct and complete copies of such contracts and agreements to Purchaser prior to the date hereof. There exists no breach or default under any of such contracts and no event exists which, with the like giving of notice, passage of time, or happening of any other event, would constitute a breach or default under such contract.

         3.17 CORPORATE MATTERS. The Board of Directors and shareholders of the Company have approved the execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby in accordance with applicable law.

         3.18 PERMITS. Schedule 3.18 lists all Permits held by the Company. Such Permits are valid, and neither the Company nor any Seller has received any notice that any Governmental Body intends to cancel, terminate or not renew any such Permit. The Company holds all licenses, franchise, permits and other governmental authorizations required by any Governmental Body or any Order. The Company is not being conducted, in violation of any statute, law, ordinance, regulation, rule or Permit of any Governmental Body or any Order.

         3.19 COMPLIANCE WITH LAWS. The Company has complied with and is in compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees applicable to the Company or any of its properties, assets, operations and businesses, and there does not exist any basis for any claim or default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree.

         3.20 CORPORATE NAME. The Company's use of the Company's corporate name and any assumed names used by the Company, do not infringe upon the right of any third party.

         3.21 DISCLOSURE.

                  (a) Seller has delivered or made available to Purchaser complete and accurate copies of all documents listed on the Disclosure Schedules delivered as a part hereof and all other information requested by Purchaser pursuant hereto. No representation or warranty of Seller contained in this Agreement or any statement in the Disclosure Schedules hereto contains any untrue statement. No representation or warranty of Seller contained in this Agreement or statement in the Disclosure Schedules hereto omits to state a material fact



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 12 necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  (b) There are no facts known to Seller which have specific application to Purchaser and which could have a Material Adverse Effect on the Company but which has not been set forth in this Agreement or the Disclosure Schedules hereto.

         3.22 EMPLOYEE MATTERS. Schedule 3.22 contains a list of the names and current aggregate annual cash compensation, sales compensation and other incentive and bonus plans, agreements or arrangements and identifies the other material benefits with respect to salaried employees, of each employee of the Company expected to be hired by Purchaser and any employment contracts, secrecy or confidentiality agreements, or noncompetition agreements to which the Company is a party. Except as set forth on Schedule 3.22, no labor organization, collective bargaining representative, or group represents or, to Seller's Best Knowledge, claims to represent any of the Company's present employees, and except as set for on Schedule 3.22, the Company has no collective bargaining or employment or consulting agreements with any consultants or employees of the Company. As set forth on Schedule 3.22, with respect to employees of the Company, (a) there is no labor strike, work stoppage, organized slowdown, or lockout actually pending or, to the Best Knowledge of Seller, Threatened against or affecting the Company and no such action has been pending; (b) to the Best Knowledge of Seller, no union organization campaign is in progress and no question concerning representation exists; (c) the Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice; (d) there is no unfair labor practice charge or complaint against the Company pending or, to the Best Knowledge of Seller, Threatened before the National Labor Relations Board; (e) there is no pending or, to the Best Knowledge of Seller, Threatened grievance before any Governmental Body; and (f) (i) no charges with respect to or relating to the Company are pending or, to Seller' Best Knowledge, Threatened before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (ii) the Company has received no notice of the intent of any federal or other Governmental Body responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company, and no such investigation is in progress.

         3.23 PLANS. Schedule 3.23 sets forth a complete and accurate description of all employee benefit plans and all collective bargaining agreements relating to employee benefits with respect to which the Company or any of its predecessors contributes or is required to contribute and has or may incur any future or contingent obligations, including, without limitation, all plans, agreements or arrangements relating to deferred compensation, pension, profit sharing, retirement income or other benefits, stock purchase and stock option plans, bonuses, severance arrangements, health benefits, insurance benefits, welfare benefits and all other material employee benefits or fringe benefits (collectively referred to as the "Plans"). Except as set forth on
Schedule 3.23: (a) true, correct and complete copies of each Plan, all related Summary Plan Descriptions and material employee communications, related trust agreements or annuity contracts (or any other funding instruments), annual reports on the Form 5500 series required to be filed with any governmental



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 13 agency for each Plan for the two most recent Plan years and the most recent actuarial reports and trustee's reports relating thereto (if applicable) have been furnished to Purchaser; (b) each Plan has been administered and operated in accordance with its terms and applicable law, and to the extent applicable, each Plan is "qualified" within the meaning of Section 401(a) of the Code and each related trust is exempt from tax under Section 501(a) of the Code; (c) each qualified Plan has been amended to conform to the requirements of all applicable federal statutes and regulations, and no Liability under any applicable law has been incurred with respect to any Plan; (d) all reports and disclosures relating to such Plans required to be filed with any agency of the federal, state or local government or distributed to employees or beneficiaries have been or will be properly and timely filed or distributed in compliance with applicable law;
(e) the Company does not maintain and has not been maintaining a "defined contribution plan" or has incurred any Liability with respect to such a plan; and (f) full payment has been made of all amounts which were required under the terms of any of the Plans to have been paid as a contribution to such Plan.

         3.24 TRANSACTIONS WITH AFFILIATES. Schedule 3.24 contains a complete and accurate description of all contracts, agreements and other arrangements (whether written, oral, express or implied) between the Company and any Affiliate of the Company.

         3.25 FINANCIAL STATEMENTS. Attached to Schedule 3.25 are true, complete and correct copies of the balance sheet of the Company as of September 30, 1999 and August 31, 2000, and the related statements of income, and changes in shareholder's equity and net worth for the year and eleven (11) month period then ended of the Company (the "Financial Statements") provided by Seller to Purchaser. The Financial Statements are true, complete and correct, have been prepared in conformity with generally accepted accounting principles consistently applied, present fairly the financial position of the Company at the respective dates indicated and do not omit to state or reflect any material fact concerning the Company required to be stated or reflected therein or necessary to make the statements therein not misleading, and the September 30, 1999 Financial Statements shall be accompanied by an unqualified opinion audit report of an independent accounting firm engaged at Seller' sole cost and expense.

         3.26 UNDISCLOSED LIABILITIES. The Company does not have any Liabilities and there are no claims against the Company for any Liabilities, except as disclosed on the Closing Balance Sheet.

         3.27 LEASES. Schedule 3.27 contains an accurate and complete list and description of the terms of all real and personal property leases to which the Company is a party (as lessee or lessor). Each lease set forth on Schedule 3.27 (or required to be set forth on Schedule 3.27) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations hereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the Merger) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. The Company has not violated any of the terms or conditions under any such lease in any material



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 14 respect, and, to the Best Knowledge of the Company, all of the covenants to be performed by any other party under any such lease have been fully performed. Any property leased by the Company is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

         3.28 REAL PROPERTY. Schedule 3.28 contains an accurate and complete list of all real property owned in whole or in part by the Company and includes the name of the record title holder thereof and a list of all indebtedness secured by a lien, mortgage or deed of trust thereon. The Company has good and marketable title in fee simple to all the real property specified as owned by it on Schedule 3.28 (or required to be set forth on Schedule 3.28), free and clear of all Liens, except as set forth on Schedule 3.28. All of the buildings, structures and appurtenances situated on the real property listed on Schedule
3.28 (or required to be set forth on Schedule 3.28) are in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and with respect to each, the Company has adequate rights of ingress and egress in the ordinary course. None of such buildings, structured or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others. Except as set forth on Schedule 3.28, no condemnation proceeding is pending, or to the Best Knowledge of Seller, Threatened which would preclude or impair the use of any such property by the Company for the purposes for which it is currently used.

         3.29 ENVIRONMENTAL MATTERS.

                  (a) COMPLIANCE GENERALLY. The Company complied and is in material compliance with all Environmental Requirements.

                  (b) CLAIMS. The Company has not received any claim, complaint, citation, report or other notice regarding any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under the Environmental Requirements.

                  (c) CERTAIN ENVIRONMENTAL LIABILITIES. The Company has not stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including, without limitation, any hazardous substance, pollutant, contaminant or waste, or owned or operated any facility or property, so as to give rise to Liabilities of the Company pursuant to the Environmental Requirements, including, without limitation, any Liability of response costs, corrective action, natural resources damages, personal injury, property damage or attorneys fees.

                  (d) OPERATIONS. The Company has taken no action relating to the past or present facilities, properties or operations of the Company that will prevent, hinder or limit continued compliance with the Environmental Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to the Environmental Requirements, or give rise



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 15 to any other Liabilities pursuant to the Environmental Requirements, including any Environmental Requirements relating to onsite or offsite releases or threatened releases of hazardous or otherwise regulated materials, substances or wastes, personal injury, property damages or natural resources damage.

                  (e) LIABILITY FOR OTHERS. The Company has not, either expressly or by operation of law, assumed or undertaken any Liability or corrective or remedial obligations of any other Person relating to Environmental Requirements.

         3.30 INTELLECTUAL PROPERTY. The operation of the Company, in the ordinary course and as presently conducted, requires no rights under Intellectual Property other than rights related to Intellectual Property owned by the Company and listed on Schedule 3.30. Except as set forth on Schedule 3.30, all licenses or similar agreements listed on Schedule 3.30 are in full force and effect. Except as otherwise set forth on Schedule 3.30, with respect to Intellectual Property which is owned by the Company, the Company owns all right, title and interest in such Intellectual Property, including, without limitation, exclusive rights to use and license the same to third parties. Except as set forth on Schedule 3.30, during the past seven (7) years no claim adverse to the interests of the Company in the Intellectual Property has been made. To the Best Knowledge of Seller, except as set forth on Schedule 3.30, no such claim has been Threatened, no valid basis exists for any such claim and no person has infringed or otherwise violated the Company's rights in any of the Intellectual Property. Neither the execution of this Agreement and the Operative Documents nor the consummation of the Transactions will materially adversely alter or materially impair the rights of the Company to use any of the Intellectual Property listed on Schedule 3.30. Schedule 3.30 hereto contains a true and complete list of all domestic and foreign patents, patent applications, patent licenses, computer software licenses ("Software"), trade names, trademarks, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications owned by Seller or used in the operation of its business, including any "object" or computer code libraries and all utilities, templates, concepts, methods, techniques, formulas, specifications, data, designs, trade secrets, inventions, know-how, processes. The Intellectual Property set forth on Schedule
3.30 hereto is all the Intellectual Property necessary for use in, or required for the conduct of, Seller's business as presently conducted or as presently contemplated to be conducted in the future. Seller owns or has the right to use, as presently being used or contemplated to be used, without payment to or interference from, by way of claim for infringement, misappropriation or otherwise, any third party, all Intellectual Property listed in Schedule 3.30 hereto. Seller does not have any knowledge and has no reason to believe of the development of any conflict with the asserted rights of others with respect to any Intellectual Property. To the Knowledge of Seller, Seller has the full right to use the names "Application Consultant" and "APCON" and all derivations to the full extent necessary for the conduct of its business, and Seller has not authorized any person in any jurisdiction, either within or outside the United States, to use such names. Seller has a valid, fully-paid license from all required licensers for all Software owned or used by Seller.

         3.31 BANK ACCOUNTS AND POWERS OF ATTORNEY. Set forth on Schedule 3.31 is an accurate and complete list showing (a) the name and address of each bank in which the Company



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 16 has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (b) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

         3.32 KNOWLEDGE OF SELLER. Where any representations or warranty contained in this Article III is expressly qualified by reference to the Best Knowledge of Seller, Seller, who are officers of the Company, confirm that, as to the matters that are the subject of such representations and warranties, they have made suitable inquiries of the appropriate responsible Company employees and have made a suitable review of appropriate corporate records and documents within their possession or control, and Seller who are directors of the Company confirm that, as to matters that are the subject of such representations and warranties, they have made a suitable review of appropriate corporate records and documents which have been furnished to them or are otherwise within their possession or control.

         3.33 INSPECTION DOES NOT AFFECT WARRANTIES. The representations and warranties of Seller contained in this Agreement shall in no way be abridged, reduced, waived, be considered fulfilled or otherwise be affected by any examination or inspection made by Purchaser at any time.

         3.34 RIGHTS AND ASSETS. The Company shall have at Closing all tangible and intangible rights and assets necessary for the Company to operate the Company's business after Closing in the same manner as the business of the Company was conducted prior to Closing.

         3.35 ABSENCE OF CERTAIN CHANGES. Since the date of the August 31, 2000 Financial Statements, there has been no material adverse change in the assets or liabilities, or in the results of operations of the Company, and, to the Best Knowledge of Seller, no fact or condition (other than general economic conditions) exists or is contemplated or Threatened which might cause such a change in the future. Except as set forth on Schedule 3.35, since the date of the August 31, 2000 Financial Statements, the Company has not, (a) incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any material Liability, (b) permitted any of its assets to be subjected to any Lien, (c) sold, transferred or otherwise disposed of any assets, except in the ordinary course of business, (d) made any material capital expenditure, additions to property, plant or equipment or acquisition of other property or assets or commitment therefor, (e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any shares, (f) made any bonus or profit sharing distribution or payment of any kind, (g) increased its indebtedness for borrowed money or made any loan to any party, (h) written off as uncollectible any notes or accounts receivable, (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (j) canceled or waived any debts, claims or rights or material value, (k) made any change in any method of accounting or auditing practice, (l) suffered any damage, destruction or loss materially adversely affecting the properties or assets of the Company, (m) made any change or amendment in its Articles of Incorporation or Bylaws or other governing instruments, (n) issued or sold any of its capital stock or redemption or otherwise, any such capital stock,



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 17 reclassified, split up or otherwise changed any such capital stock or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto, (o) paid, discharged or satisfied any Liabilities, other than in the ordinary course of business, (p) prepaid any material obligations having a maturity of more than ninety (90) days from the date such obligation was issued or incurred, (q) disposed of or permitted to lapse any rights to the use of any material patent, trademark, copyright, license or other intellectual property owned or used by it, (r) entered into any collective bargaining or union contract or agreement, (s) incurred any material Liability required by generally accepted accounting principles to be reflected on a balance sheet, other than in the ordinary course of business, or (t) agreed, whether or not in writing, to do any of the foregoing. As used in this Section 3.35 the reference to "material" Liabilities, assets, capital expenditures or values of claims or rights shall mean such items individually or in the aggregate in excess of $10,000.00. The Company has not, during the one (1) year period preceding the date of this Agreement, sold, transferred or otherwise disposed of any assets, except in the ordinary course of business.

         3.36 BOOKS AND RECORDS. The minute books and other corporate records of the Company, as previously made available to Purchaser and its representatives, constitute all of the minute books and other corporate records of the Company and such corporate records of the Company and such books and records contain accurate records of all meetings of and corporate actions or written consents by the respective shareholders and Board of Directors of the Company and the subsidiaries. The Company does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser and CWII jointly and severally hereby represent and warrant to Seller that the following are true and correct as of the date of this Agreement and will be true and correct through the Closing Date, regardless of what investigations, if any, Seller shall have made prior hereto or prior to the
Closing:

         4.1 ORGANIZATION. Purchaser and CWII (a) are both corporations duly organized, validly existing and in good standing under the laws of the State of Colorado, (b) have all requisite power and authority to own and lease all of the properties and assets they now own and lease and to carry on their businesses as now being conducted, and (c) are duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification necessary. CWII owns all of the issued and outstanding capital stock of Purchaser, and neither Purchaser nor CWII owns any securities of the Company prior to the consummation of the Merger.



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 18

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Purchaser and CWII have full power and authority (corporate and otherwise) to execute, deliver and perform this Agreement (including, without limitation, execution, delivery and performance of the Operative Documents to which each of them is a party) and to consummate the Transactions. The execution and delivery by Purchaser and CWII of this Agreement and the Operative Documents, and the consummation of the Transactions, have been duly and validly authorized by Purchaser and CWII and no other actions on the part of Purchaser and CWII are necessary with respect thereto. This Agreement and the Operative Documents have been duly and validly executed and delivered by Purchaser and CWII, and constitute the legal, valid and binding obligations of Purchaser and CWII, enforceable against them in accordance with its terms. Purchaser and CWII will take all corporate action that is necessary for Purchaser and CWII to complete the Transactions pursuant to this Agreement.

         4.3 CONSENTS AND APPROVALS. Except as set forth in or otherwise required by this Agreement or the Operative Documents, the execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transactions by it requires no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body or other Person.

         4.4 NO BROKERS. Purchaser has not employed any broker, agent or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

         4.5 NO VIOLATIONS. The execution, delivery and performance of this Agreement and the Operative Documents by Purchaser and CWII, the consummation by Purchaser and CWII of the Transactions and compliance by Purchaser and CWII with the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws of Purchaser or CWII, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss under any of the provisions of any note, bond, mortgage, indenture, license, trust, agreement, lease or other instrument or obligation to which Purchaser or CWII are a party or by which Purchaser or CWII may be bound, (c) result in the creation or imposition of any Lien on any of the property of Purchaser or CWII, (d) violate any Order, statute, rule or regulation applicable to Purchaser or CWII, or (e) violate any territorial restriction on CWII or Purchaser or any noncompetition or similar arrangement.

         4.6 CWII COMMON STOCK. The CWII Common Stock to be issued pursuant to the Merger will be, as of the Effective Time, duly authorized, validly issued, fully paid and non-assessable. CWII has furnished or made available to each Seller a copy of (i) CWII's Annual Report on Form 10-KSB for the period ended April 30, 2000; (ii) Buyer's Quarterly Report on Form 10-QSB for the period ended July 31, 2000; and (iii) all other reports filed by CWII with the Securities and Exchange Commission (the "Commission") under the Exchange Act since July 31, 2000 (collectively, the "SEC Reports"). The SEC Reports comply in all material respects with the applicable Commission rules and regulations relating thereto, and, as of the date of this Agreement, no additional filing or amendment to any previous Commission filing is required under such rules



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 19 and regulations. The SEC Reports do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

5.       ADDITIONAL AGREEMENTS

         5.1 CONDUCT OF THE COMPANY. After the date hereof and prior to the Closing Date, Seller shall cause the Company to conduct its operations according to its normal course of business to preserve its business organization, keep available the services of its employees and independent contractors, maintain satisfactory relationships with Governmental Bodies, suppliers, customers and all others having business relationships with the Company and continue to service and maintain all of its respective assets in a manner consistent with past practices. All risk of loss arising out of fire and casualty and all Liability to third parties arising out of the operations of the Company prior to the Closing Date shall be that of Seller, and Purchaser shall have no obligation or Liability in connection therewith.

         5.2 FORBEARANCES BY SELLER. Seller covenants that except as contemplated by this Agreement, Seller shall not, after the date hereof and prior to the Closing Date, without the prior written consent of Purchaser, permit the Company to:

                  (a) change or amend its Articles of Incorporation or Bylaws (or other similar documents);

                  (b) issue, encumber, sell or otherwise dispose of any shares of its capital stock or any other securities (except upon the exercise of currently outstanding options), pledge or agree to pledge any capital stock or other securities owned by it, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify, combine or split up any such capital stock or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto;

                  (c) declare, set aside or pay any dividend payable in cash, stock or property, or make any other distribution with respect to its capital stock or redeem or otherwise acquire any of its securities;

                  (d) except in the ordinary course of business, incur or assume any debt, or assume, guarantee or otherwise become liable or responsible for the obligations of any other person or make any loans, advances or capital contributions to, or investments in, any other person or entity, or grant any security interest on any properties or assets of the Company;

                  (e) merge or consolidate with any other person or entity, or organize any new subsidiary or other person or entity, acquire any capital stock or other equity securities or all or substantially all of the assets of any person or entity or acquire any equity or other ownership interest in any business or person or entity;

                  (f) cancel any debt or waive any claim or right or cancel any debts or waive any claims or rights;



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 20

                  (g) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any of its properties or assets, other than property disposed of in the ordinary course of business consistent with past practice;

                  (h) grant any increase in the compensation payable or to become payable by the Company or enter into any new employment agreement, severance agreement or other contract or arrangement with respect to the performance of personal services, or adopt any new, or amend or otherwise increase the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock purchase, insurance, pension, retirement, health insurance or other employee benefit plan (including, without limitation, the granting of stock options, stock appreciation rights or restricted stock awards);

                  (i) change or alter the manner in keeping books, accounts or records of the Company or change accounting principles or methods;

                  (j) enter into any agreement with any person or entity involving or reasonably likely to involve an expenditure by the Company in excess of $5,000.00.

                  (k) make any capital expenditure or acquire any property or assets (other than inventory) for a cost in excess of $5,000.00 in the aggregate;

                  (l) enter into any agreement that materially restricts the Company from carrying on its business;

                  (m) pay, discharge or satisfy any material Liability, other than payment, discharge or satisfaction in the ordinary course of business of Liabilities or obligations incurred in the ordinary course of business and consistent with past practice;

                  (n) enter into or amend any lease of real or personal property; or

                  (o) write-off as uncollectible any notes or Accounts.

         5.3 NO SOLICITATION. Seller covenant and agree that they will not and will not permit any of its agents or representatives (including, without limitation, investment bankers, attorneys and accountants) to, directly or indirectly (a) solicit, initiate or encourage submission of proposals or offers by, or (b) furnish any information with respect to or otherwise cooperate in any way with, or participate in any discussions or negotiations with, any Person with respect to any proposal regarding the acquisition or purchase of all or a material portion of the assets of the Company or any equity interest in the Company or any business combination with the Company.

         5.4 INVESTIGATION OF THE COMPANY. Prior to the Closing Date, Purchaser may make or cause to be made such investigation of the Company and of its financial and legal condition as appropriate or advisable to familiarize itself therewith. The Company agrees to furnish Purchaser and its employees, officers, agents, accountants, legal counsel and other representatives with all



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 21 financial, operating and other data and information concerning the Company and commitments of the Company as Purchaser shall from time to time reasonably request and will afford Purchaser and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives access to the Company's offices (including access during normal business hours) to review such documents and its books and records and will be given opportunity to ask questions of, and receive answers from, representatives of the Company with respect to such matters. No investigations by Purchaser or its employees, representatives or agents shall reduce or otherwise affect the Liability of the Company or Seller with respect to any representations, warranties, covenants or agreements made herein or in an exhibit, schedule or other certificate, instrument, agreement or document (including the Disclosure Schedule), executed or delivered in connection with this Agreement. Any confidential information disclosed by the Company to Purchaser shall be subject to the non-disclosure obligations set forth in the non-disclosure agreement between Seller and Purchaser with respect to the Transaction.

         5.5 AGREEMENT TO CONSUMMATE. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use their best efforts to do all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the Transactions contemplated by the Operative Documents, including, but not limited to, the obtaining of all consents, authorizations, orders and approvals of any Governmental Body required in connection therewith and initiating or defending any legal action that is necessary or appropriate to permit the Transactions to be consummated. At any time after the Closing Date, if any further action is necessary, proper or advisable to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, each party to this Agreement shall take, or cause its proper officers to take, such action. Each of the parties hereto further agree that it will cooperate with the other after the consummation of the Transactions for the purpose of providing Purchaser with the information and access to information necessary to ensure Purchaser with a reasonably smooth transition into the ownership of the Company. No party to this Agreement shall take or cause to be taken any action that would cause the representations or warranties expressed herein to be untrue or incorrect on the Closing Date.

         5.6 APPROVAL OF THIRD PARTIES. As soon as practicable after the execution of this Agreement, Seller will use their best efforts to obtain all necessary approvals and consents of all third parties required on the part of Seller for the consummation of the Transactions (the "Third Party Consents"). Purchaser will reasonably cooperate with Seller in securing any necessary consents from, or in making any filings with or giving any notice to any third parties necessary for Seller to comply with this Section 5.6.

         5.7 AGREEMENT REGARDING BROKERS. Each party agrees that it will pay or dispute, and hold the other party harmless from, any claims of brokers or others for finder's or brokerage fees asserted as a result of representations by such party to such brokers or others, regardless of whether the existence of such brokers or others are disclosed herein.

         5.8 NOTICE. Each party hereto shall promptly give written notice to the other upon becoming aware of the occurrence or failure to occur, or the impending or Threatened occurrence or


AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 22 failure to occur, of any event that would cause or constitute, any of their respective representations or warranties being or becoming untrue.

         5.9 DISCLOSURE SCHEDULES. Seller shall have delivered to Purchaser, prior to the date hereof, the proposed final version of the Disclosure Schedules containing all of the disclosures, exhibits and other information or items required by the various provisions of this Agreement. Thereafter, Seller shall deliver to Purchaser any supplements or amendments to such Disclosure Schedule promptly after Seller become aware of any event which changes any representation, warranty or disclosure made by Seller or the Company in this Agreement or any statement made by the Disclosure Schedule or in any supplement or amendment thereto. Within ten (10) business days after receipt of any supplements or amendment to such Disclosure Schedule, if in Purchaser's sole and absolute judgment such amendment and/or supplement represents, reflects or results in a Material Adverse Effect on or to the Company, its business prospects, assets, financial condition or result or operations (and in making such judgment, Purchaser shall have the right to consider the effect of any such amendment and/or supplement in the aggregate with all prior amendments and/or supplements), this Agreement and the transactions contemplated hereby may be terminated and abandoned by Purchaser by written notification to Seller.

         5.10 FILINGS. The parties will each make or cause to be made any filings and submissions under the laws of any jurisdiction, to the extent that such filings are necessary to consummate the transactions contemplated hereby and will take all actions necessary to consummate the transactions contemplated hereby in a manner consistent with the applicable laws of such jurisdiction. Each party will furnish to the other party such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any governmental entity.

         5.11 TAXES.

                  (a) Seller hereby agree to cooperate fully with Purchaser and the Company in connection with the preparation of any returns or reports, any examinations of the Company by any governmental taxing authority, including, without limitation, making available records, books of account or other materials reasonably necessary or helpful for the preparation of such returns or reports or the defense against the assertions of any taxing authority as to any tax returns.

                  (b) Seller shall be solely responsible for the payment of any Taxes of the Company with respect to the period prior to the Closing Date, but only to the extent that the Current Asset Value at Closing determined in accordance with Section 2.5 above is not positive (which determination is to be made in accordance with GAAP, including the accrual of all Taxes). In case of a negative Current Asset Value at Closing determined in accordance with Section 2.5 (including the accrual of all Taxes), Seller shall reimburse Purchaser for their pro-rata share of any such Taxes of the Company within fifteen (15) days of the payment of such Taxes. In the case of taxable periods beginning prior to and ending after the Closing Date, Seller's pro-rata share of such Taxes shall be (i) in the case of any



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 23

         Taxes other than Taxes based upon or related to income, the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax based upon or related to income, the amount of such Tax that would have been payable if the relevant taxable period ended on the Closing Date.

                  (c) This agreement terminates any and all sharing or other allocation agreements or arrangements for Taxes in effect as of the Closing to which the Company was a party.

         5.12 AUDITED FINANCIALS. Seller shall use commercially reasonable efforts to cooperate with CWII's preparation of audited financial statements of the Company, prepared by independent auditors selected by CWII, as required by Regulations S-X for filings under the Securities Exchange Act of 1934, as amended; and Seller shall accrue as a liability on the Closing Balance Sheet $6,000.00 of the cost of such audit.

         5.13 REGISTRATION RIGHTS AGREEMENT. CWII hereby agrees to grant Seller any registration rights granted by CWII , and to include shares of CWII Common Stock in any registration statement of CWII to the same extent as shares of CWII Common Stock owned by James M. Ciccarelli or Lionel Brown. CWII hereby represents to Seller that neither James M. Ciccarelli nor Lionel Brown currently have any registration rights from CWII.

         5.14 OBSERVER RIGHTS. For so long as Seller owns at least 800,000 shares of CWII Common Stock in the aggregate (the "Observer Period"), Seller shall have the observation rights set forth in this Section 5.14. Seller shall have the right during the Observer Period to designate in writing one (1) person to attend as an observer all meetings of the Board of Directors of CWII. Seller shall have the right to designate a replacement or substitute observer from time to time upon seven (7) days prior written notice to CWII. CWII shall thereafter give notice of all meetings of the Board of Directors of CWII to such person at the same time it gives such notice to the members of the Board of Directors and CWII shall allow such designee of Seller to attend all meetings of the Board of Directors in a non-voting, observer capacity and shall give such designee all materials provided to CWII's directors at or prior to such meeting; provided, however, that such designee shall agree to hold in confidence and trust and act in a fiduciary manner with respect to all information so provided and sign a non-disclosure agreement, if so requested by CWII (except that such designee may disclose such information to each Seller); and, provided further, that CWII reserves the right to withhold such information and to exclude such designee from any meeting or a portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between CWII or the Board of Directors and counsel.

         5.15 RELEASE OF SHARES OF CWII COMMON STOCK. Purchaser agrees to release to Seller the 250,000 shares of CWII Common Stock from the restrictions under the Pledge Agreement on the first (1st) anniversary of the Closing Date, if, during the twelve (12) months preceding such anniversary date, Purchaser has not provided Seller with a Indemnification Notice



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 24 pursuant to Section 8.3 with respect to which: (a) Seller has not reimbursed or otherwise paid on behalf of Purchaser in accordance with the requirements of this Agreement; or (b) Purchaser is dissatisfied, in its reasonable discretion, that Seller is able to perform Seller's obligations with respect to indemnification, repayment or reimbursement with respect thereto (in which case, Purchaser shall release the shares of CWII Common Stock to Seller at such time as Seller reimburses or otherwise pays on behalf of Purchaser such amounts as required by this Agreement); provided, however, that Purchaser shall promptly release such portion of the shares of CWII Common Stock scheduled to be released that Purchaser does not reasonably need to secure or satisfy the amount of the subject claim. In the event that Purchaser has provided Seller with an Indemnification Notice pursuant to Section 8.3 hereof regarding a claim with respect to which Seller has not satisfied under clauses (a) or (b) above, Purchaser shall be entitled to satisfy such claim with respect to the shares of CWII Common Stock in accordance with the terms of the Pledge Agreement, with such shares of CWII Common Stock having a value per share equal to the average of the high and low sales prices for the CWII Common Stock as reported on the Small Cap Market of the automated quotation service operated by NASDAQ for the five (5) business days preceding the date that Purchaser satisfies the claim out of the shares of CWII Common Stock.

         5.16 TAX TREATMENT. CWII, Purchaser and Seller each acknowledge and agree that the transactions contemplated by this Agreement are intended to constitute a tax-free reorganization under Section 368(a) of the Code. Neither CWII nor Seller has any present intention of taking any acts which would jeopardize the tax-free treatment of this transaction, and shall, among other things, take those actions necessary to effect the tax-free reorganization including those actions required by Treas. Reg. Section 1.368-3(a) (which includes the adoption of a Plan of Reorganization), including, without limitation, any present intention with respect to (a) the sale, transfer or other disposition of any of the assets of Purchaser acquired pursuant to the Merger, other than in the ordinary course of business, (b) the redemption or other acquisition, either directly or indirectly, of any of the CWII Common Stock issued to Seller pursuant to the Merger, or (c) the payment of any extraordinary dividends with respect to any of the CWII Common Stock issued to Seller pursuant to the Merger.

         5.17 PERSONAL GUARANTIES. CWII agrees to use commercially reasonable efforts after Closing to have Seller released from any personal guaranties of the Company's obligations.

6.       CONDITIONS PRECEDENT TO CLOSING

         6.1 GENERAL CONDITIONS. Consummation of the Transactions shall be subject to the fulfillment at the Closing Date of each of the following conditions:

                  (a) NO INJUNCTION. No court having jurisdiction shall have issued, to the Best Knowledge of Purchaser or Seller, an injunction preventing the consummation of the Transactions that shall not have been stayed or dissolved prior to or on the Closing Date.



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 25

                  (b) PROCEEDINGS. All proceedings taken or to be taken in connection with the Transactions, and all documents incident thereto shall be reasonably satisfactory in form and substance to the parties and their counsel, and the parties and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the parties or their counsel may reasonably request.

                  (c) NONCOMPETITION AGREEMENT. At the Closing, Purchaser and each of Timothy L. McClung, Darren L. Schaefer, Warren Shawn Kissman, Timothy L. Woods and Dennis J. Johanningmeier shall enter into a Noncompetition Agreement in the form attached hereto as Exhibit "A".

         6.2 CONDITIONS TO CLOSING IN FAVOR OF SELLER. Consummation of the Transactions shall be subject to the fulfillment, to the reasonable satisfaction of Seller, or their written waiver, at or before the Closing Date, of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES OF PURCHASER. The representations, warranties and statements of Purchaser contained in this Agreement and the Operative Documents shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Closing Date, except for changes contemplated by this Agreement, as if made on the Closing Date; and Purchaser shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                  (b) PURCHASER'S OFFICERS' CERTIFICATE. Purchaser shall have delivered to Seller an Officers' Certificate, dated the Closing Date, of Purchaser certifying to (a) the due adoption by the Board of Directors of the attached resolutions approving the execution and delivery of this Agreement, and the consummation of the Transactions and (b) the incumbency of the President, Secretary and other officers of Purchaser executing any of the Operative Documents.

                  (c) GOVERNMENTAL CONSENTS, AUTHORIZATIONS, ETC. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable Governmental Body that are required for, or in connection with, the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the Transactions shall have been obtained or made.

                  (d) CLOSING CONSIDERATION. Purchaser shall have delivered to Seller the Purchase Price required by Section 2.2 hereof.

                  (e) WARRANT AGREEMENTS. Purchaser shall have executed and delivered to Seller the Warrant Agreements in the form attached hereto as Exhibit "D".

                  (f) OPINION OF COUNSEL. CWII shall have furnished Seller with an opinion dated the Closing Date of a law firm suitable to Seller in the form attached as Exhibit "G"



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 26 hereto, or with such modifications thereto as are approved by Seller, in its sole and absolute discretion.

                  (g) LITIGATION. There shall be no effective Order of any nature (including any temporary restraining order) issued by a Governmental Body of competent jurisdiction restraining or prohibiting consummation or altering the terms of any of the Transactions, or actions seeking damages based upon the foregoing which Seller reasonably deems material. Purchaser shall not have become subject to any litigation, which, if adversely determined, could, in the opinion of Seller, have a Material Adverse Effect on CWII.

                  (h) NO ADVERSE CHANGE. There shall have occurred no adverse change (whether or not covered by insurance) in operations, assets, liabilities, properties or financial condition of CWII since August 31, 2000.

                  (i) DELIVERY OF DOCUMENTS/ACCEPTANCE OF DISCLOSURE SCHEDULES. Purchaser shall have timely delivered any and all documents, instruments, schedules and financial statements required hereunder to Seller.

                  (j) SELLER'S INVESTIGATION. The investigations by Seller and its representatives in connection with the proposed Transactions shall not have caused Seller or its representatives to become aware of any facts or circumstances relating to Purchaser that in the sole discretion of Seller makes it inadvisable for Seller to proceed with the Transactions.

                  (k) APPROVAL. The Board of Directors of Purchaser and CWII each shall have approved this Agreement and the transactions contemplated hereby.

                  (l) CERTIFICATE OF AUTHORITIES. Purchaser shall have furnished to Seller (i) certificates of the Secretary of State of the state in which Purchaser and CWII is organized or incorporated, dated as of a date not more than seven (7) business days prior to the Closing Date, attesting to the incorporation and good standing of Purchaser and CWII,
         (ii) a copy, certified by the Secretary of State of the state in which Purchaser and CWII is organized or incorporated, as of a date not more than seven (7) business days prior to the Closing Date, of the Articles of Incorporation and all amendments thereto for Purchaser and CWII,
         (iii) a copy, certified by the Secretary of Purchaser and CWII, of the Bylaws of Purchaser, as amended and in effect as of the Closing Date, and (iv) a copy, certified by the Secretary of Purchaser and CWII, of resolutions duly adopted by the Board of Directors of Purchaser and CWII duly authorizing the transactions contemplated in this Agreement.

                  (m) CERTIFICATE OF MERGER. Seller shall have received a fully executed Certificate of Merger sufficient for filing with the State of Colorado in order to consummate the Merger.

                  (n) PLEDGE AGREEMENT. Purchaser shall have executed and delivered to Seller the Pledge Agreement in the form attached hereto as Exhibit "B".



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 27

                  (o) OTHER MATTERS. Purchaser shall have delivered to Seller, in form and substance reasonably satisfactory to counsel for Seller, such certificates and other evidence as Seller may reasonably request as to the satisfaction of the conditions contained in this Section 6.2.

         6.3 CONDITIONS TO CLOSING IN FAVOR OF PURCHASER. Consummation of the Transactions shall be subject to the fulfillment, to the reasonable satisfaction of Purchaser, or its written waiver, at or before the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES OF SELLER. The representations, warranties and statements of Seller contained in this Agreement, the exhibits hereto and the Disclosure Schedules shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Closing Date, except for changes contemplated by this Agreement, as if made at and as of the Closing Date; and Seller shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                  (b) GOVERNMENTAL CONSENTS, AUTHORIZATIONS, ETC. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable Governmental Body that are required for or in connection with, the execution and delivery of this Agreement by Seller and the consummation by Seller of the Transactions shall have been obtained or made.

                  (c) SHAREHOLDER RELEASE. Seller shall have executed and delivered to Purchaser a general release releasing any and all claims for compensation or otherwise as directors, officers, employees and shareholders in the form attached hereto as Exhibit "E".

                  (d) SELLER'S CERTIFICATE. Seller shall have delivered to Purchaser Seller's certificates dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Section 6.3(a) and
         (b).

                  (e) OPINION OF COUNSEL. Seller shall have furnished Purchaser with an opinion dated the Closing Date of a law firm suitable to Purchaser in the form attached as Exhibit "F" hereto, or with such modifications thereto as are approved by Purchaser, in its sole and absolute discretion.

                  (f) LEGISLATION. No law or legally binding regulation shall have been enacted that does or would prohibit, restrict or delay consummation of the Transactions or any of the conditions to the consummation of the Transactions or that does or would have a Material Adverse Effect on the Company.

                  (g) LITIGATION. There shall be no effective Order of any nature (including any temporary restraining order) issued by a Governmental Body of competent jurisdiction restraining or prohibiting consummation or altering the terms of any of the Transactions, or actions seeking damages based upon the foregoing which Purchaser reasonably deems



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 28 material. The Company shall not have become subject to any litigation, which, if adversely determined, could, in the opinion of Purchaser, have a Material Adverse Effect on the Company.

                  (h) NO ADVERSE CHANGE. There shall have occurred no adverse change (whether or not covered by insurance) in operations, assets, liabilities, properties or financial condition of the Company since the date of the Financial Statements.

                  (i) DELIVERY OF DOCUMENTS/ACCEPTANCE OF DISCLOSURE SCHEDULES. Seller shall have timely delivered any and all amendments and/or supplements to the Disclosure Schedules and all other documents, instruments, schedules and financial statements required hereunder to Purchaser. The Disclosure Schedules, as amended and supplemented, shall be acceptable in form and substance to Purchaser, in its absolute discretion.

                  (j) THIRD PARTY CONSENTS. Seller shall have delivered copies of all Third Party Consents, if any, necessary to permit the consummation of the Transactions contemplated by this Agreement shall have been obtained in a form satisfactory to Purchaser.

                  (k) PURCHASER'S INVESTIGATION. The investigations by Purchaser and its representatives in connection with the proposed Transactions shall not have caused Purchaser or its representatives to become aware of any facts or circumstances relating to the Company that in the sole discretion of Purchasers make it inadvisable for Purchaser to proceed with the Transactions.

                  (l) APPROVAL. The Board of Directors of the Company and Seller each shall have approved this Agreement and the transactions contemplated hereby.

                  (m) CERTIFICATE OF AUTHORITIES. Seller shall have furnished to Purchaser (i) certificates of the Secretary of State of each state in which the Company is organized or incorporated, dated as of a date not more than seven (7) business days prior to the Closing Date, attesting to the incorporation and good standing of the Company, (ii) a copy, certified by the Secretary of State of each state in which the Company is organized or incorporated, as of a date not more than seven (7) business days prior to the Closing Date, of the Articles of Incorporation and all amendments thereto for the Company, (iii) a copy, certified by the Secretary of the Company, of the Bylaws of the Company, as amended and in effect as of the Closing Date, and (iv) a copy, certified by the Secretary of the Company, of resolutions duly adopted by the Board of Directors of the Company duly authorizing the transactions contemplated in this Agreement.

                  (n) CORPORATE RECORDS AND BOOKS OF ACCOUNT. The respective corporate seals, articles of incorporation, bylaws, stock certificates, stock transfer ledgers, and corporate books and records of the Company, updated up to the Closing Date, shall be delivered to Purchaser.



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 29

                  (o) BANK ACCOUNTS. Seller shall have caused the Company to have revoked all existing authorities and all instructions to banks in respect of the operations of the bank accounts of the Company and new authorities and instructions shall be given to such persons on such terms as Purchasers may require.

                  (p) CERTIFICATE OF MERGER. Purchaser shall have received fully a executed Certificate of Merger sufficient for filing with the State of Colorado in order to consummate the Merger.

                  (q) SUBSCRIPTION AGREEMENT. Seller shall have executed and delivered to Purchaser the Subscription Agreement in the form attached hereto as Exhibit "C".

                  (r) PLEDGE AGREEMENT. Seller shall have executed and delivered to Purchaser the Pledge Agreement in the form attached hereto as Exhibit "B".

                  (s) AFFILIATE DEBT. Except as provided in Section 2.6, the Company shall have satisfied and paid in full any Liabilities owing to Seller or his Affiliates and any such Liabilities shall not be forgiven so as to cause the Company to realize taxable income associated with such forgiveness.

                  (t) OTHER MATTERS. Seller shall have delivered to Purchaser, in form and substance reasonably satisfactory to counsel for Purchaser, such certificates and other evidence as Purchaser may reasonably request as to the satisfaction of the conditions contained in this
         Section 6.3.

7.       CLOSING AND TERMINATION

         7.1 CLOSING DATE. Subject to the right of Purchaser and Seller to terminate this Agreement pursuant to Section 7.2 hereof, the closing of the Transactions (the "Closing") shall, unless another date or place is agreed to in writing by Seller and Purchaser, take place at the offices of 7388 South Revere Parkway, Suite 1000, Englewood, Colorado 80112, at 10:00 a.m. (Denver time) on September 30, 2000 (the "Closing Date") or such other place and date as the parties may mutually agree upon in writing. Purchaser shall, at its option, have the right, but not the obligation to extend the Closing Date to not later than November 1, 2000 by giving written notice thereof to Seller at least three (3) business days prior to the Closing Date referred to in the preceding sentence. If Purchaser exercises its option hereunder to extend the Closing Date, the term Closing Date as used herein shall mean and refer to such Closing Date as extended.

         7.2 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written agreement of Purchaser and Seller;

                  (b) by Seller if any representation or warranty of Purchaser or by Purchaser if any representation or warranty of Seller contained herein shall have been incorrect or breached in any material respect, as to which notice shall have been given to the breaching



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 30 party, and shall not have been cured or otherwise resolved to the reasonable satisfaction of the other party on or before the Closing Date, or by either Purchaser or Seller if any condition to the consummation of the Transactions contemplated hereunder that must be fulfilled to its satisfaction has become impractical to be fulfilled;

                  (c) by either Purchaser or Seller if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Transactions shall have become final and non-appealable; or

                  (d) by Purchaser or Seller if the Closing has not occurred by November 1, 2000; provided, however, that such date may be extended by written agreement among the parties and provided, further, that no party shall be permitted to terminate hereunder if such party is in violation of this Agreement.

         7.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided herein, this Agreement shall become wholly void and have no further force and effect except as hereinafter provided; and there shall be no Liability on the part of Seller or Purchaser (or Purchaser's respective officers of directors) except to comply with the provisions of Section 5.7 regarding brokers, to pay the fees and expenses as apportioned in Section 9.2 and except as otherwise expressly provided herein. Nothing contained herein shall relieve any party from Liability for its breach of this Agreement.

         7.4 EXTENSION; WAIVER. At any time prior to the Closing Date, any party hereto that is entitled to the benefits hereof (with respect to any such corporate party by action taken by its Board of Directors or a duly authorized officer), may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties hereto, (b) in whole or in part, waive any inaccuracy in the representations and warranties of any of the other parties hereto contained herein or in any exhibit or schedule hereto or in any document delivered pursuant hereto, and (c) in whole or in part, waive compliance with any of the agreements of any of the other parties hereto or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall only be valid if same is set forth in an instrument in writing signed and delivered on behalf of such party.

8.       SURVIVAL AND INDEMNIFICATION

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of Seller contained in this Agreement, the Operative Documents and any investigation shall survive the consummation of the Transactions contemplated in this Agreement and shall continue in full force and effect after the Closing for a period of fourteen (14) months from the Closing at which time they shall expire, except as to claims made in respect thereof in writing by Purchaser on or before the expiration of such period; provided, however that (a) the representations and warranties contained in Section 3.12 shall survive until the expiration of the statutory period of limitations for assessment of Tax deficiencies, including any extensions thereof, for each taxable year of the Company which begins before the Closing, and (b) the representations and warranties



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 31 contained in Sections 3.1 and 3.29 shall survive indefinitely. The covenants and agreements of Seller shall not be affected by the expiration of any representation or warranty pursuant to this Section 8.1 and shall survive indefinitely.

         8.2 INDEMNITY. Seller agrees to jointly and severally indemnify and hold Purchaser, CWII and their officers, directors, agents, attorneys and accountants ("Purchaser Indemnitees") harmless from any and all damages, losses (which shall include any diminution in value, liabilities, joint or several), payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including without limitation, fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever, directly or indirectly resulting from, relating to or arising out of:

                  (a) any breach or nonperformance (partial or total) of or inaccuracy in any representation or warranty or covenant or agreement of Seller contained in this Agreement or any Operative Document which survives the Closing hereof;

                  (b) Liability arising out of the Company's business conducted prior to the Closing and not expressly assumed by Purchaser pursuant to this Agreement;

                  (c) any losses or costs of defending against any claims which may be made against Purchaser by any Person claiming violations by the Company of any local, state, or federal law relating to the employment relationship, including, but not limited to, wages, hours, concerted activity, nondiscrimination, occupational health and safety and the payment and withholding of Taxes, where such claims arise out of circumstances occurring prior to the Closing Date;

                  (d) any actual or threatened violation of or non-compliance with, or remedial obligation arising under, any environmental laws arising from any event, condition, circumstance, activity, practice, incident, action or plan existing or occurring prior to the Closing relating in any way to the Company; and

                  (e) the Transaction Expenses incurred by Seller;

         provided, however, that the indemnification obligations with respect to those representations and warranties set forth in Sections 3.1, 3.3, 3.4(b), 3.5 and 3.6 shall be several and not joint, to the extent that such representations and warranties relate to facts or circumstances pertaining only to a particular Seller.

         8.3 INDEMNITY. Purchaser and CWII jointly and severally agree to indemnify and hold each Seller and his agents, attorneys and accountants ("Seller Indemnitees") harmless from any and all damages, losses (which shall include any diminution in value, liabilities, joint or several), payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including without limitation, fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 32 costs of investigation and preparation) of any kind or nature whatsoever, directly or indirectly resulting from, relating to or arising out of any breach or nonperformance (partial or total) of or inaccuracy in any representation or warranty or covenant or agreement of Purchaser or CWII contained in this Agreement or any Operative Document which survives the Closing hereof.

         8.4 INDEMNIFICATION NOTICE. If a Purchaser Indemnitee or Seller Indemnitee intends to exercise its right to indemnification provided in this
Article 8, such Purchaser Indemnitee or Seller Indemnitee shall provide the party or parties from whom the indemnification will be sought (the "Indemnitor") at least fifteen (15) days prior written notice (the "Indemnification Notice") of such Purchaser Indemnitee's or Seller Indemnitee's intention to do so and the facts or circumstances giving rise to the claim ("Indemnification Claim"). Nothing contained herein shall preclude any Purchaser Indemnitee or Seller Indemnitee from taking any actions deemed reasonably necessary or appropriate in response to any third party claims during such interim period. An Indemnification Claim may, at the option of Purchaser Indemnitee or Seller Indemnitee, be asserted as soon as any situation, event or occurrence has been noticed by Purchaser Indemnitee or Seller Indemnitee regardless whether actual harm has been suffered or out-of-pocket expenses incurred. During such fifteen
(15) day period, the Indemnitor shall be entitled to cure the defect or situation giving rise to the Indemnification Claim to the complete satisfaction of Purchaser Indemnitee or Seller Indemnitee. If the Indemnitor is unwilling or unable to cure, to the complete satisfaction and the Indemnitor, the defect or situation giving rise to the Indemnification Claim during such fifteen (15) period, the Indemnitor shall assume the defense of such claim at its sole expense through counsel reasonably satisfactory to the Purchaser Indemnitee or Seller Indemnitee; provided that (i) the Indemnitor shall not permit any lien, encumbrance or other adverse charge upon any asset of any Purchaser Indemnitee;
(ii) the Indemnitor shall permit Purchaser Indemnitee or Seller Indemnitee to participate in such settlement or defense through counsel selected by such Purchaser Indemnitee or Seller Indemnitee at Indemnitor's expense, and (iii) the Indemnitor shall agree to promptly reimburse such Purchaser Indemnitee or Seller Indemnitee for the full amount of its liability to the third party claimant. If the Indemnitor shall not have employed counsel reasonably satisfactory to the Purchaser Indemnitee or Seller Indemnitee to defend such claim or if such Purchaser Indemnitee or Seller Indemnitee shall have reasonably concluded (with the written advice of counsel) that the position of such Purchaser Indemnitee or Seller Indemnitee and the Indemnitor may be in conflict (in which case the Indemnitor shall not have the right to direct the defense of any such claim on behalf of such Purchaser Indemnitee or Seller Indemnitee), the Purchaser Indemnitee or Seller Indemnitee may defend against such claim or related legal proceeding with such counsel and in such manner as the Purchaser Indemnitee or Seller Indemnitee deems appropriates, and may consent to the settlement or compromise of, or consent to the entry of a judgment arising from, such claim or legal proceeding without the consent of the Indemnitor and the reasonable legal and other expenses incurred by such Purchaser Indemnitee or Seller Indemnitee shall be borne by the Indemnitor. Notwithstanding the foregoing, each Purchaser Indemnitee or Seller Indemnitee shall have the right to pay or settle any such claim provided in such event it shall waive its right to indemnity therefore by the Indemnitor.



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 33

         8.5 LIMITATIONS OF LIABILITY.

                  (a) No indemnitor shall be required to indemnify any indemnitee under this Article 8 until the aggregate amount of all such claims exceeds $10,000.00 (the "Threshold Amount"), and if such claims exceed the Threshold Amount, the indemnitee shall be entitled to recover all of its losses, including the Threshold Amount.

                  (b) Seller's liability under this Article 8 shall be limited to losses or damages not exceeding in the aggregate the Purchase Price. Seller shall be able to satisfy any claim for indemnification in either cash or shares of CWII Common Stock, with such shares of CWII Common Stock having a value per share equal to the average of the high and low sales prices for the CWII Common Stock as reported on the Small Cap Market of the automated quotation service operated by NASDAQ for the five (5) business days preceding the date that Purchaser satisfies the claim out of the shares of CWII Common Stock.

                  (c) If any damages suffered by an indemnitee for which a claim for indemnification is made hereunder shall result in any insurance recovery, then the amount of such damages payable by the indemnitor shall be limited, in addition to the other limitations set forth herein, to the excess over and above any insurance proceeds actually received. The indemnitee shall exercise its business judgment, in good faith, to determine whether insurance coverage exists with respect to any damages otherwise payable by the Indemnitor hereunder and to the extent the indemnitee determines insurance coverage exists, the indemnitee shall file a claim under any insurance policy with respect to such damages.

                  (d) If any damages suffered by an indemnitee for which a claim for indemnification is made hereunder shall result in a recovery from any third party, then the amount of such damages payable by the Indemnitor shall be limited, in addition to the other limitations set forth herein, to the excess over and above any such proceeds actually received.

                  (e) The parties hereto acknowledge and agree that the rights of indemnification provided for in this Article 8 shall be the sole and exclusive remedy of the parties for any claim or cause of action arising out of or relating to the negotiation, execution, delivery, performance or breach of this Agreement (whether such claim or cause of action is based on breach of contract, misrepresentations, tort, violation of statute, or otherwise), other than claims for injunctive relief, where appropriate.

9.       GENERAL PROVISIONS AND OTHER AGREEMENTS

         9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or transmitted by telex, facsimile (receipt confirmed) or telegram, mailed by registered or certified mail (return receipt requested) or sent by a



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 34 recognized next business day courier to the following persons at the following addresses (or at such other address for a party as shall be specified by like notice):


         (a)      If to Purchaser:

                  IAC Acquisition Corporation
                  7388 South Revere Parkway, Suite 1000
                  Englewood, Colorado 80112
                  Attention: David E. Welch, Chief Financial Officer
                  Facsimile: (303) 858-8454

                  with a copy to:

                  Bell, Nunnally & Martin LLP
                  3232 McKinney Avenue, Suite 1400
                  Dallas, Texas 75204
                  Attn: Larry L. Shosid, Esq.
                  Facsimile: (214) 740-1499

         (b)      If to Seller or the Company:

                  Application Consultants, Inc.
                  8670 Wolff Court, Suite 250
                  Westminister, Colorado 80031
                  Attn: Timothy L. McClung, President
                  Facsimile: (303) 412-0340

                  with a copy to:

                  Kutak Rock LLP
                  717 17th Street, Suite 2900
                  Denver, Colorado 80202
                  Attn: Dominic A. Lloyd, Esq.
                  Facsimile: (303) 292-7799

         9.2 FEES AND EXPENSES. Seller, the Company and Purchaser shall each pay all of their own fees, costs and expenses (including without limitation, those of accountants, appraisers and attorneys) incurred in connection with or related to the preparation, negotiation, execution, delivery, satisfaction, compliance and consummation of this Agreement and the Transactions contemplated hereby and the closing conditions hereunder. All of Seller's and the Company's fees, costs and expenses shall be reflected as an accrued liability on the Closing Balance Sheet.

         9.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 35 sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

         9.4 COUNTERPARTS. This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.5 MISCELLANEOUS. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof, except for rights that may expressly arise as a consequence of the Transactions; (c) may not be assigned by operation of law or otherwise; (d) has been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto; and (e) shall be governed in all respects, including validity, interpretation and effect by the substantive laws of the State of Colorado without regard to conflict of law provisions.

         9.6 PUBLICITY. Prior to Closing, no party hereto shall issue any press release or make any other public statement, in either case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other parties to the contents and the manner of presentation and publication thereof, which approval shall not be unreasonably withheld.

         9.7 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part hereof a provision as similar in terms, but in any event no more restrictive than, such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         9.8 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         9.9 CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

         9.10 ATTORNEYS' FEES. In the event that any Proceeding is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the party to such Proceeding may receive as part of any award, judgment, decision or other resolution of such Proceeding its costs and attorneys' fees as determined by the person or body making such award, judgment,



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 36 decision or resolution. Should any claim hereunder be settled short of the commencement of any such Proceeding, the parties in such settlement may mutually agree to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigation or counseling on such claim.

         9.11 JURISDICTION AND VENUE. Any judicial proceedings brought by or against any party on any dispute arising out of this Agreement or any matter related thereto shall be brought in the state or federal courts of Arapaho County, Colorado and, by execution and delivery of this Agreement, each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

         9.12 ASSIGNABILITY. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto without the prior written consent of the other parties to this Agreement.

         9.13 ENTIRETY. This Agreement and the documents executed and delivered pursuant hereto, executed on the date hereof or in connection herewith, contain the entire agreement among the parties with respect to the matters addressed herein and supersede all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein or therein.

         9.14 AMENDMENT. This Agreement and the exhibits and schedules hereto may be amended by the parties hereto at any time prior to the Closing Date; provided, however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

         9.15 GOVERNING LAW. This Agreement shall be governed by the substantive laws of the State of Colorado without regard to principles of choice or conflict of law.

                             SIGNATURE PAGE FOLLOWS



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 37

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

                             PURCHASER:

                             IAC ACQUISITION CORPORATION


                             By:
                                --------------------------------------------
                                James M. Ciccarelli, President

                             COMPANY:

                             APPLICATION CONSULTANTS, INC.


                             By:
                                --------------------------------------------
                                Timothy L. McClung, President

                             CWII:

                             COMMUNICATIONS WORLD INTERNATIONAL, INC.


                             By:
                                --------------------------------------------
                                James M. Ciccarelli, Chief Executive Officer

                             SELLER:


                             -----------------------------------------------
                             Timothy L. McClung



                             -----------------------------------------------
                             Darren L. Schaefer

                             SIGNATURE PAGE FOLLOWS



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 38

                             -----------------------------------------------
                             Warren Shawn Kissman


                             -----------------------------------------------
                             Timothy L. Woods


                             -----------------------------------------------
                             Dennis J. Johanningmeier



AGREEMENT AND PLAN OF MERGER AND REORGANIZATION - PAGE 39